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                                                                  EXHIBIT (h)(8)

                                     FORM OF
              AMENDMENT NO. 7 TO TRANSFER AGENCY SERVICES AGREEMENT


         This AMENDMENT NO. 7, dated the ____ day of ___________, 2003, is made by and between PFPC INC., a Massachusetts corporation ("PFPC"), and ABN AMRO Funds (formerly known as Alleghany Funds), a Delaware statutory trust (the "Company") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Company has entered into a Transfer Agency Services Agreement with PFPC, dated April 1, 2000, as amended to date, wherein PFPC has agreed to provide certain transfer agency services to the Company; and

         WHEREAS, the Parties wish to amend the Transfer Agency Services Agreement to include under its terms an additional separate series of shares identified as:

                          ABN AMRO High Yield Bond Fund

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Transfer Agency Services Agreement in the form attached hereto as Schedule "A".

         This Amendment shall take effect upon the day and month first written above.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized as of the day and month first written above.




ABN AMRO FUNDS                                       PFPC INC.






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                                   SCHEDULE A


                                   PORTFOLIOS

                       ABN AMRO Investor Money Market Fund
                          ABN AMRO Municipal Bond Fund
                               ABN AMRO Bond Fund
                             ABN AMRO Balanced Fund
                              ABN AMRO Mid Cap Fund
                              ABN AMRO Growth Fund
                     ABN AMRO/Veredus Aggressive Growth Fund
                    ABN AMRO/Montag & Caldwell Balanced Fund
                     ABN AMRO/Montag & Caldwell Growth Fund
                          ABN AMRO/Veredus SciTech Fund
                       ABN AMRO/TAMRO Large Cap Value Fund
                          ABN AMRO/TAMRO Small Cap Fund
                            ABN AMRO Real Estate Fund
                               ABN AMRO Value Fund
                       ABN AMRO International Equity Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                       ABN AMRO/Veredus Select Growth Fund
                       ABN AMRO Investment Grade Bond Fund
                         ABN AMRO Select Small Cap Fund
                            ABN AMRO Equity Plus Fund
                      ABN AMRO Global Emerging Markets Fund
                          ABN AMRO High Yield Bond Fund


Dated: April 1, 2000
Amended: June 30, 2000
Amended: November 30, 2000
Amended: September 27, 2001
Amended: December 20, 2001
Amended: March 21, 2002
Amended: October 18, 2002
Amended: February 17, 2003